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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: 03/312001
DISTRIBUTION DATE: 04/20/2001

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STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                     Per $1,000 of Original
                                                                                                           Class A/Class B
                                                                                                          Certificate Amount
                                                                                                          ------------------

      (i)   Principal Distribution
            ----------------------
                Class A Amount                                                       $ 5,304,562.07            $8.073676
                Class B Amount                                                          $249,953.20            $8.073677
     (ii)   Interest Distribution
            ---------------------
                Class A Amount                                                       $   228,564.71            $0.347882
                Class B Amount                                                           $10,770.07            $0.347881

    (iii)   Monthly Servicing Fee                                                    $    39,559.47            $0.057501
            ---------------------                                                    --------------

                Monthly Supplemental Servicing Fee                                            $0.00            $0.000000
                Class A Percentage of the Servicing Fee                              $    37,779.29            $0.057501
                Class A Percentage of the Supplemental Servicing Fee                          $0.00            $0.000000
                Class B Percentage of the Servicing Fee                              $     1,780.18            $0.057501
                Class B Percentage of the Supplemental Servicing Fee                          $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                     $40,030,587.19
            Class A Pool Factor (end of Collection Period)                                6.092756%
            Class B Principal Balance (end of Collection Period)                     $ 1,886,258.09
            Class B Pool Factor (end of Collection Period)                                6.092756%

      (v)   Pool Balance (end of Collection Period)                                  $41,916,845.28

     (vi)   Class A Interest Carryover Shortfall                                              $0.00
            Class A Principal Carryover Shortfall                                             $0.00
            Class B Interest Carryover Shortfall                                              $0.00
            Class B Principal Carryover Shortfall                                             $0.00

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
                   Either the Class A or Class B Certificateholders                           $0.00            $  0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                        $6,879,784.34
                Class B Amount                                                                $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the
                               Seller or the Servicer                                         $0.00

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